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                        Assisted Living Concepts, Inc.

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into effective March 16, 2000, by and between Assisted Living Concepts, Inc., a Nevada corporation (the "Company"), and Drew Q. Miller (the "Executive").

     WHEREAS the Company desires to employ the Executive effective as of March 16, 2000 (the "Effective Date"), and the Executive desires to accept employment with the Company, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

     1.   Employment and Duties.   The Executive will serve as Senior Vice
President, Chief Financial Officer and Treasurer of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities as set forth in the Company's Bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") or as the Chief Executive Officer of the Company may from time to time reasonably assign the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall also serve as an officer and/or director of affiliates of the Company, without additional compensation, if requested to do so by the Company. The Executive shall devote his full time to the business of the Company and shall faithfully perform the executive duties assigned to him to the best of his ability but may devote reasonable time to other business affairs (not in conflict with the business of the Company) as provided in paragraph 11.

     2.   Employment Period.

          (a) Initial Term. The term of Executive's employment shall be for a period of two years beginning March 16, 2000, and ending March 15, 2002 (the "initial term"). The Company shall give notice to the Executive on or before September 15, 2001 if it intends to terminate the Agreement at the end of the initial term. If such notice is not given, the term of the Agreement shall be extended as set forth below in paragraph 2 (b).

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          (b)  Evergreen Extension of Agreement. If the Company does not give notice to the Executive on or before September 15, 2001 that it intends to terminate the Agreement at the end of the initial tem, the Agreement shall extend automatically each March 15 for additional terms of 1 year unless the Company gives notice to the Executive on or before September 15 of any additional term year that it intends to terminate the Agreement the following March 15.

     The term of this Agreement shall be the period of time provided in paragraphs 2(a) and 2(b) hereof and herein shall be referred to as the "Term."

          (c) Involuntary Termination. The Company may terminate the Executive's employment at any time. If the Company terminates the Executive's employment for any reason other than Cause or Disability, each as defined below, the provisions of paragraphs 12(a)(i), 12(b) and 12(c) shall apply. Upon termination of the Executive's employment with the Company, the Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans.

          (d) Death. The Executive's employment will terminate in the event of his death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of the Executive's death except as contemplated in paragraph 12 (a)(iii). The Executive's rights under any applicable benefit plans of the Company in the event of the Executive's death will be determined under the provisions of those plans.

          (e) Disability. The Company may terminate the Executive's employment for Disability by giving the Executive sixty (60) days advance notice in writing. For all purposes under this agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than ninety (90) days due to physical or mental illness. The determination of the Executive's Disability hereunder shall be made by a two-thirds (2/3) majority of the Company's Board of Directors and shall be based upon advice from such medical professionals and upon such medical and other records as the Company's Board of Directors may deem appropriate. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this subparagraph (e) becomes effective, the notice of termination shall automatically be deemed to have been revoked. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

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          (f)  Cause. The Company may terminate the Executive's employment for cause by giving the Executive notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Executive to perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment,
(ii) gross negligence by the Executive in performing his duties hereunder, other than negligence resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iv) a violation of a federal or state law or regulation applicable to the business of the Company. No act or failure to act by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. The determination of Cause hereunder shall be made by a majority of the Company's Board of Directors. No Compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause. Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

          (g) Resignation Due to Change in Control or Diminution in Duties. In the event that there is a Change in Control of the Company (as defined in paragraph 6(b) hereof) or in the event that the Company materially reduces the scope and/or authority of the Executive's duties with the Company, then the Executive may terminate his employment by giving the Company thirty (30) days advance written notice. In such event, the provisions of paragraph 12(a)(ii) shall apply and the Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

          (h) Resignation without Cause. The Executive may terminate his employment for reasons other than those referred to in paragraph 2(g) hereof by giving the Company forty-five (45) days advance written notice; provided that in such event, the Executive will cease his employment immediately or at any time during such forty-five (45) day period, if so requested by the Company. In such event the provisions of paragraph 12(a)(iii) shall apply and the Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

     3. Place of Employment. The Executive's services shall be performed at the Company's principal executive offices at Portland, Oregon and the Executive understands that he is expected to travel extensively in carrying out his duties with the Company. The parties hereby acknowledge that the Executive's primary residence currently is in Cowan Heights, California but that he has agreed to move such residence to the Portland, Oregon area as soon as possible. The Company has agreed to pay, or reimburse the Executive, for all ordinary and reasonable expenses incurred in moving his household to the Portland area and to pay or reimburse the Executive to move his primary residence back to Southern California in the event of any termination hereunder other than for Cause or resignation without Cause pursuant to paragraph 2(h).

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     4.   Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive an initial annual base salary (the "Base Salary") of $190,000. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Company agrees to review Executive's Base Salary at least annually as of the anniversary of his employment and to make such increases therein as the Board of Directors, in its sole discretion, may approve.

     5. Bonus. For each fiscal year during the term of this Agreement, the Executive will be eligible to receive an annual bonus (the "Bonus") based upon an Executive Incentive Compensation Plan (the "Plan") to be developed by executive management of the Company and approved and adopted by the Board of Directors. This Plan will include the terms, conditions and formula for computing bonuses for the Company's executive officers for each fiscal year; it being understood that the Company's expectation is to pay bonuses of at least twenty percent (20%) of Base Salary for the achievement of annual strategic and operating plan goals and objectives.

     6.   Stock Options.

          (a) Initial Option. As of the execution date hereof, the Company has granted the Executive options (the "Executive Options") to purchase 150,000 shares of the Company's Common Stock (the "Executive Option Shares") at the closing price as reported on the American Stock Exchange for shares traded on the day of that grant. Such options shall expire in ten years from the date of grant. The Executive Options shall vest as described in paragraph 6(b) below and shall be subject to such other terms and conditions as described in paragraph 6(c) below.

          (b) Vesting. The Executive Option Shares shall vest and become exercisable with respect to one thirty-sixth (1/36) of the shares upon completion by the Executive of one (1) continuous month of employment with the Company or its parent or subsidiary companies, or of service on the Company's Board of Directors, measured from the date of grant, and with respect to one thirty-sixth (1/36) of the shares for each complete month of employment or service over the remainder of the thirty-six (36) month vesting period. In the event of a Change of Control (as defined below), the unvested portion of the Executive Options shall automatically accelerate, and the Executive shall have the right to exercise all or any portion of the Executive Options, in addition to any portion of the Executive Options exercisable prior to such event. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events subsequent to the Effective Date:

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               (i)   Any "person" (such as the term is used in Section 13(d) and
14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) Any merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company immediately prior thereto continuing to represent fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (either by remaining outstanding or by being converted into voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or

               (iii) A majority of the directors of the Company which were not nominated by the Company's management (or were nominated by management pursuant to an agreement with person that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board of Directors by the Company's shareholders; or

               (iv) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (c) Option Provisions. The Executive Options shall provide that if the Executive shall cease to be employed by the Company or its parent or subsidiary companies, then the Executive Options shall expire twelve (12) months after the date of termination. To the extent the Executive Options are unvested as of the date of termination, there shall be no further vesting after the date of termination. If the Executive shall die or become permanently and totally disabled within the meaning of Section 22 (e) (3) of the Internal Revenue Code of 1986, as amended, prior to the expiration of the Executive Options, then his estate, personal representative, or beneficiary shall have the right to exercise the Executive Options within twelve (12) months from the date of his death or the commencement of such disability.

          (d) Registration of Common Stock underlying the Executive Options. The Company agrees that the Common Stock underlying the Executive Options shall be salable concurrent with the Executive's exercise, in whole or in part, of the Executive Options under an applicable Registration Statement to be filed by the Company with respect to the Company's Stock Plan, or other applicable Registration Statement if issued outside of the Stock Plan and that it shall cause such Registration Statements to be in effect at the time that the Executive exercise his Executive Options.

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     7.   Expenses.  The Executive shall be entitled to reimbursement by the
Company for all reasonable, ordinary and necessary travel, entertainment and other expenses incurred by the Executive during the term of this Agreement (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, however, that the Executive shall properly account for such expenses in accordance with the Company's policies and procedures.

     8. Benefits. The Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto; provided, however, that the Company will use its best efforts to obtain a waiver from the insurer of any waiting period provision in the Company's Group Health Insurance Program and that such waiver does not adversely affect the tax status of the Company's Group Health Insurance Program, with the result that the Executive will be covered by such Program commencing on the Effective Date. In addition the Executive shall be entitled to receive an annual physical examination at Company expense; or at the Company's request, will take a physical examination annually and provide the results to the Company.

     9. Vacations and Holidays. The Executive shall be entitled to paid vacation time in the amount of four weeks per year and Company holidays in accordance with the Company's policies in effect from time to time. Vacation accrued but unused in one year must be used in the next or it will be forfeited.

     10. Indemnification. The Company shall enter into an Officers and Directors Indemnification Agreement with the Executive that shall provide the Executive with the maximum amount of protection allowed under the laws of Nevada to the extent that such protection is not inconsistent with the Company's Certificate of Incorporation or Bylaws with respect to such subject matter.

     11. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. The Executive may, however, devote a reasonable amount of his time, in general after the regular business hours of the Company, to civic, community or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and other types of businesses or public activities not expressly mentioned in this paragraph. The Company hereby approves the Executive's continuing to serve as a director of the Nile Group, Inc. and Advantage Behavioral Health, Inc. and its subsidiaries so long as such companies do not engage in a business which is competitive with the Company's business and so long as such activities do not unreasonably interfere with the Executive's duties hereunder.

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     12.  Termination Benefits.  In the event the Executive's employment terminates, then the Executive shall be entitled to receive severance and other benefits as follows:

          (a)  Severance.

               (i) Involuntary Termination. If the Company terminates the Executive's employment other than for Death, Disability or Cause, then in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, the Executive shall be entitled to payment of his entire unpaid Base Salary for the remaining term of this Agreement, which Base Salary shall be paid to him in periodic installments in accordance with the Company's regular payroll practices; provided, however, that the Company's obligations hereunder shall cease upon a breach by the Executive of his obligations under paragraphs 13, 14, 17 and 19 hereof.

               (ii) Resignation; Change in Control; Diminution in Duties. If the Executive terminates his employment by resignation pursuant to paragraph 2(g) hereof as a result of a Change in Control of the Company (as defined in paragraph 6 (b) hereof) or as a result of the Board of Directors materially reducing the scope and/or authority of the Executive's duties as Chief Financial Officer and Treasurer of the Company, then in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, the Executive shall be entitled to payment of his entire unpaid Base Salary for the remaining term of this Agreement, which Base Salary shall be paid to him in periodic installments in accordance with the Company's regular payroll practices; provided, however, that the Company's obligations hereunder shall cease upon a breach by the Executive of his obligations under paragraphs 13, 14, 17 and 19 hereof.

               (iii) Other Termination. In the event the Executive's employment terminates for any reason other than as described in paragraph 12(a)(i) or 12(a)(ii) above, including by reason of the Executive's death or disability or resignation pursuant to paragraph 2(h) hereof, then the Executive shall not be entitled to receive any severance payment or any other benefits, except as are provided in the Company's severance and benefit plans and policies at the time of such termination.

          (b) Options. In the event the Executive's employment is terminated by the Company as described in paragraph 12(a)(i) above or by the Executive as described in paragraph 12(a)(ii) above, then the Executive shall be deemed vested in the unvested portion of the Executive Options and the Executive Options shall become immediately exercisable with respect to all shares subject thereto. In the event the Executive's employment is terminated for reasons other than as described in paragraphs 12(a)(i) and 12(a)(ii), then the unvested portion of the Executive Options shall not vest and the Executive's interest therein shall immediately cease.

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          (c)  Bonuses. In the event the Executive's employment is terminated by the Company as described in paragraph 12(a)(i) or by the Executive as described in paragraph 12(a)(ii) above, then the Executive shall be entitled to receive a portion of the Bonus, computed under the Company's Executive Incentive Compensation Plan referred to in paragraph 5, which Bonus will be determined, after the end of the fiscal year, by multiplying the amount of the Bonus which would have become payable to the Executive had he remained employed until the end of the fiscal year, by a fraction, the numerator of which will be the number of days the Executive was employed by the Company in such fiscal year, and the denominator of which shall be the number of days in the fiscal year. In the event the Executive's employment terminates for any other reason, then the Executive shall not be entitled to any Bonus which has not accrued as of such date.

     13. Proprietary Information. The Executive shall not, without the prior written consent of the Company, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's standard form of employee proprietary information agreement.

     14. Absence of Conflict. The Executive represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

     15.  Arbitration.   Except as provided in paragraph 17(b)(1) any dispute or
controversy of any kind arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in Portland, Oregon, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within ten (10) days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10) day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten (10) day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay his or its own attorneys fee and expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

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BY AGREEING TO SUBMIT A DISPUTE OR CONTROVERSY TO ARBITRATION, THE PARTIES
UNDERSTAND THAT THEY WILL NOT ENJOY THE BENEFITS OF A JURY TRIAL. ACCORDINGLY, THE PARTIES HERETO EXPRESSLY AGREE TO WAIVE THE RIGHT TO A JURY TRIAL.

     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon as applied to agreements between Oregon residents entered and to be performed entirely within Oregon.

     17.  Certain Covenants of the Executive.

          (a)  Covenants Against Competition. The Executive acknowledges that
(i) the principal business of the Company and its affiliates involves the development and operation of free-standing assisted living residences, primarily located in small middle market rural and suburban communities, the provision of personal care and support services to meet the needs of its residents and other related businesses which the Company and its affiliates currently operate and which the Company and its affiliates may become involved with during the Term (collectively, the "Company Business"); (ii) the Company Business is national in scope; (iii) the Executive's work for the Company will bring him into close contact with many confidential affairs not readily available to the public; and
(iv) the Company would not enter into this Agreement but for the agreements and covenants of the Executive contained herein. In order to induce the Company to enter into this Employment Agreement, the Executive covenants and agrees that:

               (1)   Non-Compete. During the term and for a period of twelve
(12) months following the termination (whether for cause of otherwise) of the Executive's employment with the Company or any of its affiliates (the "Restricted Period"), the Executive shall not, in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the employ of, or render any services to, any persons engaged in such activities; or (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or NASDAQ if the Executive (a) is not a controlling person of, or a member of a group which controls such person or (b) does not, directly or indirectly, own 1% or more of any class of securities of such person.

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               (2)   Confidential Information. During and after the Restricted
Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Company, all confidential matters of the Company and its affiliates. Such confidential matters include, without limitation, trade secrets, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Company and its affiliates, learned by the Executive heretofore or hereafter that are sufficiently secret to have the possibility, whether or not realized, of deriving economic value from not being generally known to other persons who can obtain economic value from their disclosure or use, and the Executive shall not disclose them to anyone outside of the Company and its affiliates, either during or after employment, by the Company or any of its affiliates, except as required in the course of performing duties hereunder or with the Company's express written consent. The Executive's obligations pursuant to this Employment Agreement shall not extend to matters which are within the public domain or hereafter enter the public domain through no fault or action or failure to act, whether directly or indirectly, on the part of the Executive.

               (3) Property of the Company. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or any of its affiliates or at any other time on request.

               (4) Employees of the Company. During the Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company or any of its affiliates.

               (5) Consultants and Independent Contractors of the Company. During the Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates, any consultant, sales representative or other person then under contract with the Company or any of its affiliates.

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          (b)  Rights and Remedies Upon Breach.  If the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 17(a) (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

               (1) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company. The Parties further agree that the Company's claim for specific performance shall not be a claim which is covered by the parties' agreement to arbitrate as set forth in paragraph 15.

               (2) Accounting. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Executive as a result of any transactions constituting a breach of any of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company.

          (c) Severability of Covenants. If any court determines that any of the Restrictive Covenants, or any parts thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (d) "Blue-Penciling". If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

          (e) Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

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     18.  Successors.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraphs 12 (a)(i), 12(b) and 12(c) of this Agreement, subject to the terms and conditions therein.

     19. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and, except as provided in paragraph 18 hereof, neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     20. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:    Drew Q. Miller
                                  C/O Assisted Living Concepts, Inc
                                  11835 NE Glenn Widing Drive, Bldg. E.
                                  Portland, Oregon 97220-9057

          If to the Company:      Assisted Living Concepts, Inc.
                                  11835 NE Glenn Widing Drive, Bldg. E.
                                  Portland, Oregon 97220-9057

                                  Attention: Keren Brown Wilson
                                  President and Chief Executive Officer

                                  with a copy to:  Sandra Campbell
                                  Senior Vice President, General Counsel

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

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

     21. Waiver. Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

     22. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     23. Right to Advice of Counsel. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.

     24. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement,

     25. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on the day set opposite its name below.

Date Agreement Executed      "COMPANY"



October 10, 2000        By: /s/ Keren Brown Wilson
                            -----------------------------------
                            Keren Brown Wilson, President & CEO


September 26, 2000      By: /s/ Bradley G. Razook
                            -----------------------------------
                            Bradley G. Razook, Chairman
                            Compensation Committee

                        "EXECUTIVE"


October 11, 2000        /s/ Drew Q. Miller
                        ---------------------------------------
                        Drew Q. Miller


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